Exhibit 99.1
Okta Announces Second Quarter Fiscal Year 2025 Financial Results
•Q2 revenue grew 16% year-over-year; subscription revenue grew 17% year-over-year
•Current remaining performance obligations (cRPO) grew 13% year-over-year to $1.995 billion
•Record profitability including GAAP profitability for the first time
•Operating cash flow of $86 million and free cash flow of $78 million

SAN FRANCISCO – August 28, 2024 – Okta, Inc. (Nasdaq: OKTA), the leading independent Identity partner, today announced financial results for its second quarter ended July 31, 2024.
“Okta is setting the standard for identity security by focusing on relentless innovation and expanding our product offerings within the Workforce Identity Cloud and Customer Identity Cloud,” said Todd McKinnon, Chief Executive Officer and co-founder of Okta. “We’re delivering all of this product innovation while achieving record profitability and maintaining strong cash flow. In today's dynamic cybersecurity landscape, identity is security, and Okta is dedicated to providing our customers with modern solutions to meet their evolving needs.”

Second Quarter Fiscal 2025 Financial Highlights:
•Revenue: Total revenue was $646 million, an increase of 16% year-over-year. Subscription revenue was $632 million, an increase of 17% year-over-year.
•RPO: RPO, or subscription backlog, was $3.505 billion, an increase of 16% year-over-year. cRPO, which represents subscription backlog expected to be recognized over the next 12 months, was $1.995 billion, up 13% compared to the second quarter of fiscal 2024.
•GAAP Operating Loss: GAAP operating loss was $19 million, or (3)% of total revenue, compared to a GAAP operating loss of $162 million, or (29)% of total revenue, in the second quarter of fiscal 2024.
•Non-GAAP Operating Income: Non-GAAP operating income was $148 million, or 23% of total revenue, compared to a non-GAAP operating income of $59 million, or 11% of total revenue, in the second quarter of fiscal 2024.
•GAAP Net Income (Loss): GAAP net income was $29 million, compared to a GAAP net loss of $111 million in the second quarter of fiscal 2024. GAAP basic and diluted net income per share were $0.18 and $0.15, respectively, compared to a GAAP basic and diluted net loss per share of $0.68 in the second quarter of fiscal 2024.
•Non-GAAP Net Income: Non-GAAP net income was $131 million, compared to non-GAAP net income of $56 million in the second quarter of fiscal 2024. Non-GAAP diluted net income per share was $0.72, compared to non-GAAP diluted net income per share of $0.31 in the second quarter of fiscal 2024.
•Cash Flow: Net cash provided by operations was $86 million, or 13% of total revenue, compared to net cash provided by operations of $53 million, or 10% of total revenue, in the second quarter of fiscal 2024. Free cash flow was $78 million, or 12% of total revenue, compared to $49 million, or 9% of total revenue, in the second quarter of fiscal 2024.
•Cash, cash equivalents, and short-term investments were $2.358 billion at July 31, 2024.

The section titled "Non-GAAP Financial Measures" below contains a description of the non-GAAP financial measures, and reconciliations between GAAP and non-GAAP information are contained in the tables below.
Financial Outlook:
All periods factor in a challenging macro environment, and continue to incorporate some conservatism as the Company monitors potential impacts related to the October 2023 security incident.
For the third quarter of fiscal 2025, the Company expects:
•Total revenue of $648 million to $650 million, representing a growth rate of 11% year-over-year;
•Current RPO of $1.985 billion to $1.990 billion, representing a growth rate of 9% year-over-year;
•Non-GAAP operating income of $118 million to $120 million, which yields a non-GAAP operating margin of 18%;
•Non-GAAP diluted net income per share of $0.57 to $0.58, assuming diluted weighted-average shares outstanding of approximately 183 million and a non-GAAP tax rate of 26%; and
•Non-GAAP free cash flow margin of approximately 20%.

For the full year fiscal 2025, the Company now expects:
•Total revenue of $2.555 billion to $2.565 billion, representing a growth rate of 13% year-over-year;
•Non-GAAP operating income of $535 million to $545 million, which yields a non-GAAP operating margin of 21%;
•Non-GAAP diluted net income per share of $2.58 to $2.63, assuming diluted weighted-average shares outstanding of approximately 182 million and a non-GAAP tax rate of 26%; and
•Non-GAAP free cash flow margin of approximately 23%.

These statements are forward-looking and actual results may differ materially. Refer to the "Forward-Looking Statements" safe harbor below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.
Okta has not reconciled its forward-looking non-GAAP financial measures to their most directly comparable GAAP measures because certain items are out of Okta’s control or cannot be reasonably predicted. Accordingly, reconciliations for forward-looking non-GAAP financial measures are not available without unreasonable effort.

Webcast Information:
Okta will host a live video webcast at 2:00 p.m. Pacific Time on August 28, 2024 to discuss the results and outlook. The prepared remarks and the news release with the financial results will be accessible from the Company’s website at investor.okta.com prior to the webcast. The live video webcast will be accessible from the Okta investor relations website at investor.okta.com. A replay will be available on the Okta investor relations website following the completion of the event.

Supplemental Financial and Other Information:
Supplemental financial and other information can be accessed through the Company’s investor relations website at investor.okta.com. Okta uses its investor.okta.com website and okta.com/blog websites (including the Security Blog, Okta Developer Blog and Auth0 Developer Blog) as a means of disclosing material non-public information, announcing upcoming investor conferences and for complying with its disclosure obligations under Regulation FD. Accordingly, you should monitor our investor relations and okta.com/blog websites in addition to following our press releases, SEC filings and public conference calls and webcasts.

Non-GAAP Financial Measures:
This press release and the accompanying tables contain the following non-GAAP financial measures: non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, non-GAAP net margin, non-GAAP diluted net income per share, non-GAAP tax rate, free cash flow and free cash flow margin. Certain of these non-GAAP financial measures exclude stock-based compensation, non-cash charitable contributions, amortization of acquired intangibles, acquisition and integration-related expenses, restructuring costs related to severance and termination benefits and lease impairments in connection with the closing of certain leased facilities, certain non-ordinary course legal settlements and related expenses, amortization of debt issuance costs and gain on early extinguishment of debt. Acquisition and integration-related expenses include transaction costs and other non-recurring incremental costs incurred through the one-year anniversary of the transaction close.
Stock-based compensation is non-cash in nature and is generally fixed at the time the stock-based instrument is granted and amortized over a period of several years. Although stock-based compensation is an important aspect of the compensation of our employees and executives, the expense for the fair value of the stock-based instruments we use may bear little resemblance to the actual value realized upon the vesting or future exercise of the related stock-based awards. We believe excluding stock-based compensation provides meaningful supplemental information regarding the long-term performance of our core business and facilitates comparison of our results to those of peer companies.
We also exclude non-cash charitable contributions, amortization of acquired intangibles, acquisition and integration-related expenses, restructuring costs related to severance and termination benefits and lease impairments in connection with the closing of certain leased facilities, certain non-ordinary course legal settlements and related expenses, amortization of debt issuance costs and gain on early extinguishment of debt from the applicable non-

GAAP financial measures because these adjustments are considered by management to be outside of our core operating results.
In addition to these exclusions, we subtract an assumed provision for income taxes to calculate non-GAAP net income. We use a fixed long-term projected tax rate of 26% in our computation of the non-GAAP income tax provision to provide better consistency across the reporting periods. The non-GAAP tax rate could be subject to change for a variety of reasons, including changes in tax laws and regulations, significant changes in our geographic earnings mix, or other changes to our strategy or business operations. We will periodically reevaluate the projected long-term tax rate, as necessary, for significant events based on our ongoing analysis of relevant tax law changes, material changes in the forecasted geographic earnings mix, and any significant acquisitions.
We define free cash flow, a non-GAAP financial measure, as net cash provided by operating activities, less cash used for purchases of property and equipment, net of sales proceeds, and capitalized software. Free cash flow margin is calculated as free cash flow divided by total revenue. We use free cash flow as a measure of financial progress in our business, as it balances operating results, cash management, and capital efficiency. We believe information regarding free cash flow provides investors and others with an important perspective on the cash available to make strategic acquisitions and investments, to fund ongoing operations, and to fund other capital expenditures. Free cash flow can be volatile and is sensitive to many factors, including changes in working capital and timing of capital expenditures. Working capital at any specific point in time is subject to many variables, including seasonality, the discretionary timing of expense payments, discounts offered by vendors, vendor payment terms, and fluctuations in foreign exchange rates.
We periodically reassess the components of our non-GAAP adjustments for changes in how we evaluate our performance and changes in how we make financial and operational decisions, and consider the use of these measures by our competitors and peers to ensure the adjustments remain relevant and meaningful.
Okta believes that non-GAAP financial information, when taken collectively with GAAP financial measures, may be helpful to investors because it provides consistency and comparability with past financial performance and assists in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results. The non-GAAP financial information is presented for supplemental informational purposes only, and should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly-titled non-GAAP measures used by other companies.
The principal limitation of these non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by the Company's management about which expenses are excluded or included in determining these non-GAAP financial measures. A reconciliation is provided below for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP.
Okta encourages investors to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including this press release, and not to rely on any single financial measure to evaluate the Company’s business.

Forward-Looking Statements: This press release contains "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our financial outlook, business strategy and plans, market trends and market size, opportunities and positioning. These forward-looking statements are based on current expectations, estimates, forecasts and projections. Words such as "expect," "anticipate," "should," "believe," "hope," "target," "project," "goals," "estimate," "potential," "predict," "may," "will," "might," "could," "intend," "shall" and variations of these terms and similar expressions are intended to identify these forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control. For example, global economic conditions have in the past and could in the future reduce demand for our products; we and our third-party service providers have in the past and could in the future experience cybersecurity incidents; we may be unable to manage or sustain the level of growth that our business has experienced in prior periods; our financial resources may not be sufficient to maintain or improve our competitive position; we may be unable to attract new customers, or retain or sell additional products to existing customers; customer growth has slowed in recent periods and could continue to decelerate in the future; we could experience interruptions or performance problems associated with our technology, including a service outage; we and our third-party service providers have failed, or were perceived as having failed, to fully comply with various privacy and security provisions to which we are subject, and similar incidents could occur in the future; we may not achieve expected synergies and efficiencies of operations from recent acquisitions or business combinations, and we may not be able to successfully integrate the companies we acquire; and we may not be able to pay off our convertible senior notes when due. Further information on potential factors that could affect our financial results is included in our most recent Quarterly Report on Form 10-Q and our other filings with the Securities and Exchange Commission. The forward-looking statements included in this press release represent our views only as of the date of this press release and we assume no obligation and do not intend to update these forward-looking statements.

About Okta
Okta is The World’s Identity Company™. We secure Identity, so everyone is free to safely use any technology. Our customer and workforce solutions empower businesses and developers to use the power of Identity to drive security, efficiencies, and success — all while protecting their users, employees, and partners. Learn why the world’s leading brands trust Okta for authentication, authorization, and more at okta.com.

Investor Contact:
Dave Gennarelli
investor@okta.com

Media Contact:
Kyrk Storer
press@okta.com

OKTA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in millions, shares in thousands, except per share data)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2024	2023	2024	2023
Revenue:
Subscription	$632	$542	$1,235	$1,045
Professional services and other	14	14	28	29
Total revenue	646	556	1,263	1,074
Cost of revenue:
Subscription(1)	137	128	267	250
Professional services and other(1)	18	21	36	41
Total cost of revenue	155	149	303	291
Gross profit	491	407	960	783
Operating expenses:
Research and development(1)	164	172	327	335
Sales and marketing(1)	238	261	474	517
General and administrative(1)	108	119	225	229
Restructuring and other charges	—	17	—	24
Total operating expenses	510	569	1,026	1,105
Operating loss	(19)	(162)	(66)	(322)
Interest expense	(1)	(2)	(3)	(5)
Interest income and other, net	29	18	56	35
Gain on early extinguishment of debt	3	42	3	73
Interest and other, net	31	58	56	103
Income (loss) before provision for (benefit from) income taxes	12	(104)	(10)	(219)
Provision for (benefit from) income taxes	(17)	7	1	11
Net income (loss)	$29	$(111)	$(11)	$(230)

Net income (loss) per share, basic	$0.18	$(0.68)	$(0.06)	$(1.42)
Net income (loss) per share, diluted	$0.15	$(0.68)	$(0.06)	$(1.42)

Weighted-average shares used to compute net income (loss) per share, basic	168,612	162,755	168,045	162,051
Weighted-average shares used to compute net income (loss) per share, diluted	174,443	162,755	168,045	162,051

(1) Amounts include stock-based compensation expense as follows:

	Three Months Ended July 31,		Six Months Ended July 31,
	2024	2023	2024	2023
Cost of subscription revenue	$22	$21	$41	$37
Cost of professional services and other	3	4	6	8
Research and development	56	74	119	142
Sales and marketing	36	41	66	79
General and administrative	31	45	67	85
Total stock-based compensation expense	$148	$185	$299	$351

OKTA, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in millions)
(unaudited)

	July 31,	January 31,
	2024	2024
Assets
Current assets:
Cash and cash equivalents	$515	$334
Short-term investments	1,843	1,868
Accounts receivable, net of allowances	377	559
Deferred commissions	122	113
Prepaid expenses and other current assets	181	106
Total current assets	3,038	2,980
Property and equipment, net	47	48
Operating lease right-of-use assets	82	83
Deferred commissions, noncurrent	230	242
Intangible assets, net	168	182
Goodwill	5,448	5,406
Other assets	54	48
Total assets	$9,067	$8,989
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$11	$12
Accrued expenses and other current liabilities	142	115
Accrued compensation	113	167
Deferred revenue	1,394	1,488
Total current liabilities	1,660	1,782
Convertible senior notes, net, noncurrent	1,113	1,154
Operating lease liabilities, noncurrent	107	112
Deferred revenue, noncurrent	21	23
Other liabilities, noncurrent	33	30
Total liabilities	2,934	3,101

Stockholders’ equity:
Preferred stock	—	—
Class A common stock	—	—
Class B common stock	—	—
Additional paid-in capital	8,981	8,724
Accumulated other comprehensive loss	(7)	(6)
Accumulated deficit	(2,841)	(2,830)
Total stockholders’ equity	6,133	5,888
Total liabilities and stockholders' equity	$9,067	$8,989

OKTA, INC.
SUMMARY OF CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(dollars in millions)
(unaudited)

	Six Months Ended July 31,
	2024	2023
Cash flows from operating activities:
Net loss	$(11)	$(230)
Adjustments to reconcile net loss to net cash provided by operating activities:
Stock-based compensation	299	351
Depreciation, amortization and accretion	42	43
Amortization of deferred commissions	62	49
Deferred income taxes	(4)	3
Lease impairment charges	—	25
Gain on early extinguishment of debt	(3)	(73)
Other, net	7	6
Changes in operating assets and liabilities:
Accounts receivable	181	92
Deferred commissions	(59)	(65)
Prepaid expenses and other assets	(82)	(14)
Operating lease right-of-use assets	10	12
Accounts payable	(1)	1
Accrued compensation	(55)	24
Accrued expenses and other liabilities	33	(4)
Operating lease liabilities	(18)	(20)
Deferred revenue	(96)	(18)
Net cash provided by operating activities	305	182
Cash flows from investing activities:
Capitalized software	(7)	(7)
Purchases of property and equipment	(6)	(2)
Purchases of securities available-for-sale and other	(779)	(577)
Proceeds from maturities and redemption of securities available-for-sale	808	1,101
Proceeds from sales of securities available-for-sale and other	2	61
Payments for business acquisitions, net of cash acquired	(56)	(22)
Net cash provided by (used in) investing activities	(38)	554
Cash flows from financing activities:
Payments for repurchases of convertible senior notes	(40)	(671)
Taxes paid related to net share settlement of equity awards	(80)	—
Payments for warrants related to convertible senior notes	—	(4)
Proceeds from stock option exercises	9	8
Proceeds from shares issued in connection with employee stock purchase plan	24	26
Net cash used in financing activities	(87)	(641)
Effects of changes in foreign currency exchange rates on cash, cash equivalents and restricted cash	—	2
Net increase in cash, cash equivalents and restricted cash	180	97
Cash, cash equivalents and restricted cash at beginning of period	342	271
Cash, cash equivalents and restricted cash at end of period	$522	$368

OKTA, INC.
Reconciliation of GAAP to Non-GAAP Data
(dollars in millions, shares in thousands, except per share data)
(unaudited)

Non-GAAP Gross Profit and Non-GAAP Gross Margin
We define non-GAAP gross profit and non-GAAP gross margin as GAAP gross profit and GAAP gross margin, adjusted for stock-based compensation expense included in cost of revenue, amortization of acquired intangibles and acquisition and integration-related expenses.

	Three Months Ended July 31,		Six Months Ended July 31,
	2024	2023	2024	2023
Gross profit	$491	$407	$960	$783
Add:
Stock-based compensation expense included in cost of revenue	25	25	47	45
Amortization of acquired intangibles	12	12	24	24
Non-GAAP gross profit	$528	$444	$1,031	$852
Gross margin	76%	73%	76%	73%
Non-GAAP gross margin	82%	80%	82%	79%
Non-GAAP Operating Income and Non-GAAP Operating Margin
We define non-GAAP operating income and non-GAAP operating margin as GAAP operating loss and GAAP operating margin, adjusted for stock-based compensation expense, non-cash charitable contributions, amortization of acquired intangibles, acquisition and integration-related expenses, restructuring costs related to severance and termination benefits and lease impairments in connection with the closing of certain leased facilities and certain non-ordinary course legal settlements and related expenses.
In fiscal 2025, we updated our definition of non-GAAP operating income and non-GAAP operating margin to include certain non-ordinary course legal settlements and related expenses.

	Three Months Ended July 31,		Six Months Ended July 31,
	2024	2023	2024	2023
Operating loss	$(19)	$(162)	$(66)	$(322)
Add:
Stock-based compensation expense	148	185	299	351
Non-cash charitable contributions	1	1	4	2
Amortization of acquired intangibles	18	18	37	41
Restructuring costs	—	17	—	24
Legal settlements and related expenses	—	—	7	—
Non-GAAP operating income	$148	$59	$281	$96
Operating margin	(3)%	(29)%	(5)%	(30)%
Non-GAAP operating margin	23%	11%	22%	9%
Non-GAAP Net Income, Non-GAAP Net Margin and Non-GAAP Diluted Net Income Per Share
We define non-GAAP net income and non-GAAP net margin as GAAP net income (loss) and GAAP net margin, adjusted for stock-based compensation expense, non-cash charitable contributions, amortization of acquired intangibles, acquisition and integration-related expenses, amortization of debt issuance costs, gain on early extinguishment of debt, restructuring costs related to severance and termination benefits and lease impairments in connection with the closing of certain leased facilities and certain non-ordinary course legal settlements and related expenses. In addition, we subtract an assumed provision for income taxes to calculate non-GAAP net income. We use a fixed long-term projected tax rate of 26% in our computation of the non-GAAP income tax provision to provide better consistency across the reporting periods.
In fiscal 2025, we updated our definition of non-GAAP net income and non-GAAP net margin to include certain non-ordinary course legal settlements and related expenses.
We define non-GAAP diluted net income per share, as non-GAAP net income divided by GAAP weighted-average shares used to compute net income (loss) per share, basic, adjusted for the potentially dilutive effect of (i) employee equity incentive plans, excluding the impact of unrecognized stock-based compensation expense, and (ii) convertible senior notes outstanding and related warrants. In addition, non-GAAP net income per share, diluted, includes the impact of our capped call agreements on convertible senior notes outstanding. The capped call agreements are intended to offset potential dilution to our Class A common stock upon any conversion or settlement of the convertible senior notes under certain circumstances. Accordingly, we did not record any adjustments for the potential impact of the convertible senior notes outstanding under the if-converted method.

	Three Months Ended July 31,		Six Months Ended July 31,
	2024	2023	2024	2023
Net income (loss)	$29	$(111)	$(11)	$(230)
Add:
Stock-based compensation expense	148	185	299	351
Non-cash charitable contributions	1	1	4	2
Amortization of acquired intangibles	18	18	37	41
Amortization of debt issuance costs	1	1	1	2
Gain on early extinguishment of debt	(3)	(42)	(3)	(73)
Restructuring costs	—	17	—	24
Legal settlements and related expenses	—	—	7	—
Tax adjustment	(63)	(13)	(86)	(23)
Non-GAAP net income	$131	$56	$248	$94

Net margin	5%	(20)%	(1)%	(21)%
Non-GAAP net margin	20%	10%	20%	9%

Weighted-average shares used to compute net income (loss) per share, basic	168,612	162,755	168,045	162,051
Non-GAAP weighted-average effect of potentially dilutive securities	13,752	15,987	13,358	15,430
Non-GAAP weighted-average shares used to compute non-GAAP net income per share, diluted	182,364	178,742	181,403	177,481

Net income (loss) per share, diluted	$0.15	$(0.68)	$(0.06)	$(1.42)
Non-GAAP net income per share, diluted	$0.72	$0.31	$1.37	$0.53

OKTA, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(dollars in millions)
(unaudited)

Free Cash Flow and Free Cash Flow Margin
We define free cash flow, a non-GAAP financial measure, as net cash provided by operating activities, less cash used for purchases of property and equipment, net of sales proceeds, and capitalized software. Free cash flow margin is calculated as free cash flow divided by total revenue.

	Three Months Ended July 31,		Six Months Ended July 31,
	2024	2023	2024	2023
Net cash provided by operating activities	$86	$53	$305	$182
Less:
Purchases of property and equipment	(5)	(2)	(6)	(2)
Capitalized software	(3)	(2)	(7)	(7)
Free cash flow	$78	$49	$292	$173
Net cash provided by (used in) investing activities	$156	$495	$(38)	$554
Net cash used in financing activities	$(50)	$(315)	$(87)	$(641)
Operating cash flow margin	13%	10%	24%	17%
Free cash flow margin	12%	9%	23%	16%